Exhibit 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14(a), AS ADOPTED PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Christopher C. Work, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Zumiez Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

/S/ CHRISTOPHER C. WORK	Dated March 19, 2015
Christopher C. Work
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)